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                                  Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated March 5, 1999 (except with respect to the matter discussed in Note 13, as to which the date is May 13, 1999) included in Alloy Online, Inc.'s Form S-1 Registration Statement File No. 333-74159 and to all references to our Firm included in this registration statement.

/s/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP

New York, New York
November 10, 1999





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